UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2014

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

Williams Acquisition

On June 15, 2014, Williams Companies, Inc. (“Williams”) announced it had entered into an agreement to acquire all of the interests in both Access Midstream Partners, L.P. (the “Partnership”) and Access Midstream Partners GP, L.L.C. (the “General Partner”) currently owned by certain entities affiliated with Global Infrastructure Investors II (collectively, “GIP”). The closing of the transaction is anticipated to occur in the third quarter of 2014 pending receipt of appropriate regulatory approvals and satisfaction or waiver of other customary closing conditions. If this transaction is completed, Williams will own and control the General Partner and GIP will no longer have any ownership interest in the Partnership or the General Partner.

Section 8 — Other Events

Item 8.01	Other Events

On June 15, 2014, the Partnership issued a press release confirming that Williams had announced a proposal relating to a possible merger transaction involving the Partnership and Williams Partners L.P. (NYSE: WPZ). A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Access Midstream Partners, L.P. Press Release dated June 15, 2014 – Access Midstream Partners, L.P. Confirms Williams Announcement of Planned Acquisition from GIP and Proposal for Williams Partners L.P. to Merge with Access Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: June 16, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Access Midstream Partners, L.P. Press Release dated June 15, 2014 – Access Midstream Partners, L.P. Confirms Williams Announcement of Planned Acquisition from GIP and Proposal for Williams Partners L.P. to Merge with Access Midstream Partners, L.P.